April 3, 1998

Newport News Shipbuilding Inc.
4101 Washington Avenue
Newport News, VA 23607

RE: Newport News Shipbuilding Inc. Deferred Compensation Plan and Newport News
    Shipbuilding Inc. Deferred Compensation Plan for Nonemployee Directors ("the Plans")

Ladies and Gentlemen:

        As General Counsel of Newport News Shipbuilding Inc. (the "Company"),
I have acted as counsel to the Company in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed under the Securities Act of 1933, as amended (the "Act"), on or about the date of this letter to register stock equivalent units, with a value based on the common stock, par value $.01 per share, of the Company (the "Stock Equivalent Units"), which may from time to time be issued pursuant to the Plans.

        I am familiar with the Registration Statement and the Exhibits thereto. I, or attorneys under my supervision, have also examined originals or copies, certified or otherwise, of such other documents, evidence of corporate action and instruments, as I have deemed necessary or advisable for the purpose of rendering this opinion. As to questions of fact relevant to this opinion, I have relied upon certificates or written statements from officers and other appropriate representatives of the Company and its subsidiaries or public officials. In all such examinations I have assumed the genuineness of all signatures, the authority to sign and the authenticity of all documents submitted to me as originals. I have also assumed the conformity to the original of all documents submitted to me as copies.

        Based upon and subject to the foregoing, I am of the opinion that the Stock Equivalent Units are duly authorized obligations of the Company and, when received by participants in the Plans, will be enforceable in accordance with the respective terms of the Plans.

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        I hereby consent to the use of my name in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving this consent, I do hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                                                Very truly yours,

                                                /s/ Stephen B. Clarkson
                                                -----------------------------
                                                Stephen B. Clarkson
                                                Vice President, General Counsel
                                                and Secretary